Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Deborah S. Lorenz

Vice President, Investor Relations and

Corporate Communications

Lipid Sciences, Inc.

925-249-4031

dlorenz@lipidsciences.com

FOR IMMEDIATE RELEASE:

February 24, 2005

LIPID SCIENCES, INC.  PRESENTS AT ROTH CAPITAL PARTNERS 17th ANNUAL
GROWTH STOCK CONFERENCE

Data Acquisition Phase of the HDL Therapy Non-Human Primate Study Complete

Pre-IDE Meeting with FDA Scheduled for End of March

PLEASANTON, Calif., February 24, 2005 – Lipid Sciences, Inc. (Nasdaq:LIPD), in a presentation made at the Roth Capital Partners 17th Annual Growth Company Conference on February 23, 2005 at 2:30 p.m. Pacific Time, announced that two significant corporate milestones had been met: the final data acquisition phase of its HDL Therapy non-human primate study has been completed, and a pre-IDE meeting with the FDA has been scheduled for the end of March.  In his presentation, Dr. S. Lewis Meyer, President and CEO of Lipid Sciences, also included an outline of additional corporate milestones as well as a detailed discussion of the Company’s HDL Therapy and Viral Immunotherapy platforms.  To listen to this presentation, log-on to the Investor Relations portion of the Lipid Sciences’ website at www.lipidsciences.com where the audio, as well as the visuals, will be archived.

Data Acquisition Phase of Non-human Primate Study Complete

The data acquisition phase of Lipid Sciences’ pre-clinical non-human primate study that began in September of last year at the Wake Forest University Baptist Medical Center has now been completed.

This study was designed to demonstrate the safety and effectiveness of Lipid Sciences’ HDL Therapy system in a relevant human-like model.  The study subjects, African green monkeys, a widely–accepted model for human atherosclerosis, were first surveyed with intravascular ultrasound (IVUS) to determine the presence and composition of atherosclerotic plaque.  They then received a sequence of 12 weekly infusions of plasma that had been delipidated by Lipid Sciences’ proprietary process and device.  The infusions appear to have been well tolerated by the study subjects.  In addition to establishing a strong base of safety data, the effectiveness endpoint of this study will be the measurement of arterial plaque regression as determined by comparing plaque volume by IVUS at the beginning and end of the treatment cycle.   This complex body of IVUS data acquired in the study, consisting of several hundred thousand individual data points, is now being organized, collated, and edited in preparation for review by Dr. Steven E. Nissen, M.D., FACC, Vice-Chairman of Cardiology at the Cleveland Clinic Foundation and his colleagues.  Dr. Nissen has been at the forefront in the application of IVUS to diagnosis coronary artery disease.  We anticipate that the data analysis portion of this study will be completed by mid-2005.  A successful conclusion of this innovative study would potentially lead to a new therapeutic approach in the treatment of cardiovascular diseases, such as heart attacks and strokes, in the high-risk patient.

Pre-IDE Meeting with FDA

In January the Company forwarded a comprehensive information package to the Center for Devices and Radiological Health (CDRH) of the FDA for their review in advance of a pre-IDE (Investigational Device Exemption) meeting which is now scheduled for the end of March.  This meeting will begin the discussion of the steps necessary to proceed with the submission of an IDE—the approval of which will set the stage for the initiation of a human clinical trial.

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Viral Immunotherapy Platform

The Company has been invited to make an oral presentation at the prestigious Keystone Conference to be held in April 2005.  In addition, our Viral Immunotherapy technology will be highlighted on two poster presentations.

HDL Therapy Platform Planned Milestones

•                  IDE submission/approval Q3 2005

•                  Human clinical trial commences Q4 2005/Q1 2006

•                  CE Mark – European market clearance

•                  Pivotal human clinical trial

•                  Pre-market approval

•                  Commercial launch

Viral Immunotherapy Platform Planned Milestones

•                  Expanded monkey study launch Q4 2004

•                  Pre-clinical monkey safety and effectiveness study – Q2/Q3 2005

Corporate

The Company is currently exploring outlicensing opportunities of the delipidation process for non-human health applications such as the field of animal health.

Lipid Sciences will report financial results for the Fourth Quarter and Year End 2004 on Thursday, March 10, 2005.

Lipid Sciences, Inc. is a development-stage biotechnology company engaged in the research and development of products and processes to treat major medical indications in which lipids, or fat components, play a key role.  The Company’s technologies are based on a unique patented process, known as delipidation, which removes lipids from targeted proteins.  The Company’s HDL Therapy Platform is aimed at developing treatments for the reversal of atherosclerosis, a systemic disease of the blood vessels caused by the build-up of cholesterol-filled plaques in the vascular system and, most critically, in the coronary arteries.  If left untreated, these plaques are highly vulnerable to rupture and to blood clot formation, which can result in a fatal myocardial infarction (heart attack).  Regression of such plaques may have a major impact on reducing the risk of acute coronary events.  The Company’s Viral Immunotherapy Platform is focused on the removal of the lipid envelope from certain viruses and other lipid-containing infectious agents by application of its delipidation technology.  The Company believes that removing the infectious agent’s protective lipid envelope exposes otherwise hidden viral proteins, thereby stimulating the body’s immune system to elicit an enhanced response to the infectious agent.  Conditions that could potentially be impacted by this technology include HIV, Hepatitis B and Hepatitis C, West Nile and SARS.

Forward-Looking Statements:  This release contains forward-looking statements concerning plans, objectives, goals, strategies, study results, anticipations, expectations, future events or performance as well as all other statements that are not statements of historical fact.  The forward-looking statements contained in this release reflect our current beliefs and expectations on the date of this release.  Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements.  Readers are referred to the documents filed by us with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  In addition to those risk factors, other factors that could cause actual results to differ materially include the following:  Our inability to obtain adequate funds or attract strategic partners or to effect other transactions; our technology not proving to be safe or effective; our inability to obtain regulatory approval for our technology, which is only in the clinical development stage; delay or failure to complete clinical studies; our dependence on our license agreement with Aruba International; our reliance on collaborations with strategic partners; competition in our industry; failure to secure and enforce our intellectual property rights; risks associated with use of biological and hazardous materials; product liability claims; and our dependence on key personnel.

The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q.  Copies are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.  Lipid Sciences assumes no obligation to update the forward-looking statements included in this document.

Press releases for Lipid Sciences, Inc. are available on our website: www.lipidsciences.com.  If you would like to receive our press releases via email, please contact: info@lipidsciences.com.